SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                    Current Report Pursuant to Section 13 or
                       15(d) of The Securities Act of 1934



                Date of Report (Date of earliest event reported):
                        August 11, 1999 (July 27, 1999)



                                  EQUITEX, INC.
             (Exact name of registrant as specified in its charter)


Delaware                            0-12374                           84-0905189
--------------------------------------------------------------------------------
(State or other                   (Commission                   (I.R.S. Employer
jurisdiction                     File Number)               Identification No.)
of incorporation)




                            7315 East Peakview Avenue
                            Englewood, Colorado 80111
                ------------------------------------------------
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (303) 796-8940





         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Effective July 27, 1999, the Registrant's majority owned subsidiary, VP Sports, Inc. ("VP"), completed an acquisition pursuant to which Victoria Precision, Inc. ("Victoria"), a corporation incorporated under the laws of the Province of Quebec, merged with and into a wholly-owned subsidiary of VP, 9066-8609 Quebec Inc., a corporation incorporated under the laws of the Province of Quebec. VP acquired all of the capital stock of Victoria from its existing stockholders, 141982 Canada Inc., a corporation incorporated under the laws of Canada, and Mr. Philip Stanimir. Total consideration paid was $6,000,000 CDN resulting in ownership of all of the assets, liabilities and business operations of Victoria, and the rights to a four-year international consulting and non-compete agreement with PS Consulting Inc. of which Philip Stanimir is a principal. Of the purchase price, $4,700,000 CDN was paid in cash at closing with the remaining $1,300,000 paid in the form of a promissory note bearing interest at 6% per annum payable in equal installments at 6 and 12 months following the closing. VP utilized cash on hand for payment of the $4,700,000 CDN cash payment. The merger consideration was determined as a result of arms' length negotiation between VP and Victoria and no relationship existed between the companies prior to this transaction.

         Victoria is a Canadian manufacturer and distributor of a broad range of bicycles and tricycles. All production and assembly is performed in Victoria's 175,000 square foot manufacturing facility in Montreal, Quebec, Canada. Victoria is the second largest manufacturer of bicycles in Canada. Victoria targets the low to middle price ranges of the bicycle market, manufacturing durable, precision crafted bicycles and tricycles priced to retail up to $600 CDN per unit. Victoria has a product assortment of more than 90 models of bicycles ranging from adult mountain and hybrid bicycles to juvenile and children's bicycles, BMX bikes and tricycles. VP will continue the operations of Victoria.


Item 7. Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired.

         Financial Statements for Victoria as described in Item 2, above, will be filed by amendment to this Form 8-K.

(b)      Pro-forma financial information.

         Pro-forma financial information reflecting the effect of the merger as described in Item 2, above, will be filed by amendment to this Form 8-K.

(c)      Exhibits.

         2.1 Share Purchase Agreement between 9066-8609 Quebec Inc., a corporation incorporated under the laws of the Province of Quebec and Mr. Philip Stanimir and 141982 Canada Inc., a corporation incorporated under the laws of Canada, and Victoria Precision Inc. a corporation incorporated under the laws of the Province of Canada (Filed Herewith.)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EQUITEX, INC.



Date: August 11, 1999                  By: /s/ Thomas B. Olson
                                           --------------------------
                                           Thomas B. Olson, Secretary


                                       -3-